DEERBROOK PUBLISHING GROUP, INC.
                         (F/K/A ARTUP.COM NETWORK, INC.)
                            1999 INCENTIVE STOCK PLAN

            ADOPTED BY THE BOARD OF DIRECTORS AS OF OCTOBER 20, 1999
              APPROVED BY THE SHAREHOLDERS AS OF NOVEMBER 12, 1999

     1. PURPOSE. The purpose of this 1999 Incentive Stock Plan (the "Plan") is to attract, retain and motivate employees, directors and independent contractors by providing them with the opportunity to acquire a proprietary interest in ARTUP.COM NETWORK, INC., a Colorado corporation (the "Company") and to link their interests and efforts to the long-term interests of the Company's shareholders.

     2.   PLAN ADMINISTRATION

          2.1 IN GENERAL. The Plan shall be administered by the Company's Board of Directors (the "Board"). Except for the power to amend the Plan as provided in SECTION 12, the Board, in its sole discretion, may delegate all of any portion of its authority and duties under the Plan to one or more committees appointed by the Board and consisting of at least one member of the Board, under such conditions and limitations as the Board may from time to time establish. The Board and/or any committee that has been delegated the authority to administer the Plan shall be referred to as the "Plan Administrator". Except as otherwise explicitly set forth in the Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to awards (as described in SECTION 5) under the Plan, including the selection of the individuals to be granted awards, the type of awards, the number of shares of the Company's common stock ("Common Stock") subject to an award, vesting conditions, and any and all other terms, conditions, restrictions and limitations, if any, of an award. All decisions made by the Plan Administrator pursuant to the Plan and related orders and resolutions shall be final and conclusive.

          2.2 RULE 16B-3 AND CODE SECTION 162(M). Notwithstanding any provision of this Plan to the contrary, on and after the date that shares of Common Stock first become registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), only the Board or a committee composed of two or more "Non-Employee Directors" may make determinations regarding grants of awards to officers, directors and 10% shareholders of the Company. For purposes of this Plan, the term "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3 promulgated under the 1934 Act. The Plan Administrator shall have the authority and discretion to determine the extent to which awards will conform to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and to take such action, establish such procedures, and impose such restrictions as the Plan Administrator determines to be necessary or appropriate to conform to such requirements.

          2.3 OTHER PLANS. The Plan Administrator shall also have authority to grant awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

     3. ELIGIBILITY. Any employee of the Company shall be eligible to receive any award under the Plan. Directors who are not employees, proposed directors, proposed employees and independent contractors shall be eligible to receive awards other than Incentive Stock Options (as defined in SECTION 5.2). For purposes of this SECTION 3, the "Company," with respect to all awards under the Plan other than Incentive Stock Options, includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Plan Administrator. With respect to Incentive Stock Options, the "Company" includes any parent or subsidiary of the Company as defined in Section 424 of the Code.

     4.   SHARES SUBJECT TO THE PLAN

          4.1 NUMBER AND SOURCE. The shares offered under the Plan shall be shares of Common Stock and may be unissued shares or shares now held or
subsequently   acquired  by  the  Company  as  treasury  shares,   as  the  Plan
Administrator may from time to time determine. Subject to adjustment as provided in SECTION 4.3, the aggregate number of shares that may be issued under the Plan shall not exceed 2,000,000 shares. The aggregate number of shares that may be covered by awards granted to any one individual in any year shall not exceed 50% of the total number of shares that may be issued under the Plan.
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          4.2 SHARES AVAILABLE. Any shares subject to an award granted under the
Plan that is forfeited, terminated or canceled, or any shares that do not vest, shall again be available for the granting of awards under the Plan. If a stock appreciation right is settled in cash, the shares covered by such award shall remain available for the granting of other awards. The payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

          4.3 ADJUSTMENT OF SHARES AVAILABLE. The aggregate number and type of shares available for awards under the Plan, the maximum number and type of shares that may be subject to awards to any individual under the Plan, the number and type of shares covered by each outstanding award, and the exercise price per share (but not the total price) for stock options, stock appreciation rights or similar awards outstanding under the Plan shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any split-up, combination or exchange of shares, consolidation, spin-off or recapitalization of shares or any like capital adjustment or the payment of any stock dividend.

          4.4 TRANSFER OF CONTROL. In the event of a Transfer of Control of the Company (as defined below), the surviving, continuing, successor or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding awards or substitute for outstanding awards substantially equivalent awards for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding awards in connection with the Transfer of Control, the Board may, in its discretion, provide that any unexercisable and/or unvested portion of the outstanding awards shall be immediately exercisable and vested in full on or before the date of the Transfer of Control. The exercise and/or vesting of any award that is permissible solely by reason of this SECTION 4.4 shall be conditioned upon the consummation of the Transfer of Control. Any awards that are neither (i) assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor (ii) exercised on or before the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Unless otherwise determined by the Board, a "Transfer of Control" shall be deemed to have occurred in the event of any of the following:
(a) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company if the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange; (b) a merger or consolidation if the shareholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation (regardless of whether the Company is the surviving corporation); (c) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (d) a liquidation or dissolution of the Company.

     5. AWARDS

          5.1 TYPES OF AWARDS. Awards granted under this Plan may include, but are not limited to, Incentive Stock Options or Nonqualified Stock Options (as defined in SECTION 5.2), stock appreciation rights or restricted stock awards. Such awards may be granted either alone, in addition to, or in tandem with any other type of award granted under the Plan.

          5.2 STOCK OPTIONS. The Plan Administrator may grant stock options, designated as "Incentive Stock Options," which comply with the provisions of
Section 422 of the Code or any successor statutory provision, or "Nonqualified Stock Options" that do not comply with the provisions of Section 422 of the Code or any successor statutory provision. The price for which shares may be purchased upon exercise of a particular option shall be determined by the Plan Administrator; provided, however, that the exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value (as determined under SECTION 5.7) of such shares on the date such option is granted (110% of the Fair Market Value if options are intended to be Incentive Stock Options and are granted to a shareholder who at the time the option is granted owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company). The Plan Administrator shall set the term of each stock option, but no Incentive Stock Option shall be exercisable more than 10 years after the date such option is granted and, to the extent the aggregate Fair Market Value (determined as of the date the option is granted) of Common Stock with respect to which Incentive Stock Options granted to a particular individual become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000 (or such corresponding amount as may be set by the Code), such options shall be treated as Nonqualified Stock Options. An optionholder

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and the Plan  Administrator  can agree at any time to convert an Incentive Stock
Option to a Nonqualified Stock Option.

          5.3 STOCK APPRECIATION RIGHTS. The Plan Administrator may grant stock appreciation rights, either in tandem with a stock option granted under the Plan or with respect to a number of shares for which an option is not granted. A stock appreciation right shall entitle the holder to receive, with respect to each share of stock as to which the right is exercised, payment in an amount equal to the excess of the share's Fair Market Value on the date the right is exercised over its Fair Market Value on the date the right was granted. Such payment may be made in cash or in shares of Common Stock valued at Fair Market Value as of the date of the surrender, or partly in cash and partly in shares of Common Stock, as determined by the Plan Administrator in its sole discretion. The Plan Administrator may establish a maximum appreciation value payable for stock appreciation rights.

          5.4 RESTRICTED STOCK AWARDS. The Plan Administrator may grant restricted stock awards under the Plan in Common Stock or denominated in units of Common Stock. The Plan Administrator, in its discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, profit-related return ratios, cash flow, or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. The Plan Administrator may choose, at the time of granting a restricted stock award or at any time thereafter up to the time of payment of the award, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms as the Plan Administrator may establish. All dividends or dividend equivalents that are not paid currently may, in the Plan Administrator's sole discretion, accrue interest and be paid to the participant if, when, and to the extent such award is paid.

          5.5 PAYMENT; DEFERRAL. Awards granted under the Plan may be settled through cash payments, the delivery of Common Stock (valued at Fair Market
Value), or the granting of awards or combinations thereof as the Plan Administrator shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

          5.6 INDIVIDUAL AWARD AGREEMENTS. Stock Options shall, and other awards may, be evidenced by agreements between the Company and the recipient in such form and content as the Plan Administrator from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan. Such individual agreements may contain such provisions or conditions as the Plan Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan and may be amended from time to time in accordance with the terms thereof.

          5.7 DETERMINATION OF FAIR MARKET VALUE OF COMMON STOCK. The "Fair Market Value" of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (a) If the Common Stock is not at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share for Common Stock on the date in question on the stock exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          (b) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question on the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices (or closing selling prices) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of the Fair Market Value.

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          (c) If the Common Stock at the time is neither  listed nor admitted to trading on any stock exchange nor traded on the over-the-counter market, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate, including, at the discretion of the Board, one or more independent professional appraisals.

     6. AWARD EXERCISE

          6.1 PRECONDITION TO STOCK ISSUANCE. No shares shall be delivered pursuant to the exercise of any stock option or stock appreciation right, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Plan Administrator to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price thereof (in cash or stock as provided in SECTION 6.3) is received by the Company. No holder of an option or stock appreciation right, or any legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such option or right unless and until such option or right is exercised, the exercise price is paid, and such shares are issued.

          6.2 NO FRACTIONAL SHARES. No stock option may at any time be exercised with respect to a fractional share. No fractional share shall be issued with respect to a stock appreciation right; however, a fractional stock appreciation right may be exercised for cash.

          6.3 FORM OF PAYMENT. An optionee may exercise a stock option using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment (as described below), (c) cashless exercises, (d) any combination of the above, or
(e) such other means as the Plan Administrator may approve. Any optionee who owns Common Stock may use such shares as a form of payment to exercise stock options granted under the Plan. The Plan Administrator, in its discretion, may restrict or rescind this right by notice to optionees. A stock option may be exercised in such manner only by tendering (actually or by attestation) to the Company whole shares of Common Stock having a Fair Market Value equal to or less than the exercise price. If an option is exercised by surrender of shares having a Fair Market Value less than the exercise price, the optionholder must pay the difference in cash.

     7. TRANSFERABILITY. Any Incentive Stock Option granted under the Plan shall, during the recipient's lifetime, be exercisable only by such recipient, and shall not be assignable or transferable by such recipient other than by will or the laws of descent and distribution. Except as specifically allowed by the Plan Administrator, any other award under the Plan and any of the rights and privileges conferred thereby shall not be assignable or transferable by the recipient other than by will or the laws of descent and distribution and such award shall be exercisable during the recipient's lifetime only by the recipient.

     8. REPURCHASE RIGHTS. The Plan Administrator may, in its sole discretion and at any time, as a condition to the receipt of an award or the issuance of Common Stock subject to an award, require an award recipient to enter into an agreement under which the Company (or its assigns) has the right to reacquire shares of Common Stock acquired pursuant to an award. Any repurchase right of the Company shall be exercisable by the Company (or its assignees) upon such terms and conditions as the Plan Administrator may specify in the agreement evidencing such right.

     9. WITHHOLDING TAXES; OTHER DEDUCTIONS. The Company shall have the right to deduct from any settlement of an award granted under the Plan, including the delivery or vesting of shares, (a) an amount of cash or shares of Common Stock having a value sufficient to cover withholding as required by law for any federal, state or local taxes, and (b) any amounts due from the recipient of such award to the Company or to any parent or subsidiary of the Company or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to such recipient an amount equal to such taxes or obligations. The Plan Administrator may, in its discretion, permit the holder of an award, at the time the award vests or is exercised, to satisfy his or her tax liability with respect to an award by tendering (actually or by attestation) to the Company whole shares of Common Stock previously acquired by such individual (other than pursuant to the transaction triggering the taxes) having a Fair Market Value up to or equal to (but not in excess of) all or any portion of the applicable tax liability incurred in connection with such vesting or exercise.

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     10.  TERMINATION OF SERVICES. The terms and conditions under which an award may be exercised following termination of a recipient's employment, directorship or independent contractor relationship with the Company shall be determined by the Plan Administrator; provided, however, that Incentive Stock Options shall not be exercisable at any time after the earliest of the date that is (a) three months after termination of employment, unless due to death or Disability (as defined in Section 22(e)(3) of the Code); (b) one year after termination of employment due to Disability; or (c) ten years after the date of grant (five years if granted to a shareholder who at the time the option is granted owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company).

     11. TERM OF THE PLAN. The Plan shall become effective as of the date of adoption by the Board, and shall remain in full force and effect through the date that is ten years thereafter, unless sooner terminated by the Board. After the Plan is terminated, no future awards may be granted, but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

     12. PLAN AMENDMENT; BIFURCATION. The Board may amend, suspend or terminate the Plan at any time; provided that no such amendment shall be made without the approval of the Company's shareholders (a) that would increase the number of shares available for issuance under the Plan (other than in accordance with SECTION 4.3), or (b) if such approval is required (i) to comply with Section 422 of the Code with respect to Incentive Stock Options, or (ii) for purposes of
Section 162(m) of the Code. Notwithstanding any provision of this Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the 1934 Act without so restricting, limiting or conditioning the Plan with respect to other participants.

     13. PLAN NOT EXCLUSIVE. This Plan is not intended to be the exclusive means by which the Company may issue awards to acquire its Common Stock.

     14. GOVERNING LAW. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Arizona.

     15. APPROVAL BY SHAREHOLDERS. This Plan shall be submitted to the shareholders of the Company for their approval at a regular or special meeting to be held within 12 months after the adoption of this Plan by the Board. Shareholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the meeting. If the shareholders decline to approve this Plan at such meeting or if this Plan is not approved by the shareholders within 12 months after its adoption by the Board, this Plan (and all awards granted hereunder) shall automatically terminate to the same extent and with the same effect as though this Plan had never been adopted. If this Plan is approved by shareholders, all awards granted under the Plan to persons who are "Affiliates" of the Company (as defined under the Securities Act of 1933, as amended) shall be deemed acquired on the date such approval is obtained.

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